Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated March 4, 2005, relating to the financial statements of Sonic Automotive, Inc. and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Sonic Automotive, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina

April 25, 2005